Exhibit 32.1

Certification of Chief Executive Officer of HealthTronics, Inc.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2007 of HealthTronics, Inc., a Georgia corporation (the “Issuer”).

I, James S.B. Whittenburg, the President and Chief Executive Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-K fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 11, 2008

/s/ James S. B. Whittenburg James S. B. Whittenburg President and Chief Executive Officer HealthTronics, Inc.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.